WABCO

WABCO Europe BVBA-SPRL
Chaussée de La Hulpe 166
1170 Brussels
Belgium
www.wabco-auto.com

Phone : +32 (0)2 663 98 00
Fax : +32 (0)2 663 98 96

SETTLEMENT AGREEMENT

BETWEEN:

WABCO Europe SPRL/BVBA, having its registered offices at 1170 Brussels, Chaussée de la Hulpe/ Terhulpsesteenweg 166, with company number 0475.956.135;

Hereinafter referred to as "the Company";

Represented for the purposes of the present agreement by Ms. Lisa Brown and Mr. Mazen Mazraani, in their capacity of Business Managers of the Company;

AND:

Mr. Jorge Solis, residing at xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx , Belgium;

Hereinafter referred to as "the Business Manager";

Jointly referred to as "the Parties".

TAKING INTO ACCOUNT THE FOLLOWING;

On December 21st 2011, Parties concluded an agreement for the performance of the mandate of Business Manager within the Company (hereafter referred to as 'the Business Manager Agreement');

On November 26, 2018, the Company informed the Business Manager of its intention to end the Business Manager Agreement;

Subsequently, Parties have discussed the modalities of the latter termination; and

HAVE AGREED THE FOLLOWING

Article 1

Parties have agreed that the Business Manager Agreement will be terminated with effect on February 28th, 2019 ("the Termination Date") and that the Business Manager will be relieved from any duties as of the same date. Consequently, the Business Manager will be no longer part of the Board of Business Managers of the Company after February 28th, 2019.

Notwithstanding the aforesaid, Parties agree that the Business Manager will officially resign from his mandate of Business Manager of the Company or any associated affiliates of the WABCO Group with effect on the Termination Date. The Company will undertake all legal requirements in respect to the publication of the end of the Business Manager's mandate. The Company commits that the competent body will grant full discharge to the Business Manager for the period he executed his mandates.

Article 2

The Company undertakes to pay the contractual termination amount of EUR 889,497 to the Business Manager with the following split:

- A gross amount of EUR 82,460 representing his regular monthly salary until February 28, 2019; and
- A gross amount of EUR 315,803 to compensate for both a one-year non-compete clause (see Article 8) and a one-year non-solicitation clause (see Article 9); and
- A severance pay, based on the article 16 of the Business Manager Agreement and on the here above mentioned two payments, amounting to EUR 491,234 gross.

The above mentioned non-compete and severance amounts will be paid, after deduction of withholding taxes on the bank account of the Business Manager with number xxxxxxxxxxxxxxxxxxxxxxxxxx . Both payments will be executed during the first week of March, 2019 provided that the settlement agreement has been duly signed by both Parties.

The Company will in due time provide the Business Manager with the required legal documents.

Parties explicitly agree that no other severance payment is due to the Business Manager whether in application of article 16 of the Business Manager Agreement or otherwise.

Article 3

Parties have explicitly agreed that the Business Manager will also be:

- entitled to the payment of his 2016-2018 Long Term Incentive Plan (LTIP) payout;
- entitled to the proceeds from the vesting of his equity grants (Restricted Stock Units (RSUs) and Performance Stock Units (PSUs) that vest in February, 2019

Article 4

In accordance with the rules of the WABCO Omnibus Incentive Plan and the individual equity grant agreements, any other unvested stock options and/or restricted and performance stock awards or units or any other equity benefits the Business Manager had been granted will be forfeited.

Parties explicitly agree that no entitlement to any other AIP or LTIP bonus of any kind exists for this period or any other period that the Business Manager has worked for the Company and/or WABCO group of companies.

Article 5

The Business Manager must return his company car and the fuel card on February 28th, 2019. The Business Manager must use the car with care and return it at the Company's offices, in a good state.

Article 6

As of March 1st, 2019 the Business Manager is the sole responsible for the payment of any cost related to his house. Specifically, the Business Manager will setup a personal rental guarantee to replace the current one owned by the Company that the Company will terminate on February 28th, 2019.

Article 7

Deloitte will still be in charge of preparing, at company's expense, the Business Manager's 2018 and 2019 Belgian income tax returns in line with the fiscal principles stated in the Business Management Agreement for income earned during his employment at WABCO, which remain in effect following the signing of this Agreement.

As the Business Manager is the sole responsible for the payment of his personal income taxes and social security contributions, Parties agree that the Company has no liability in respect to the payments of these amounts.

Article 8

The Business Manager is prohibited from undertaking any activity with companies that compete with the Company or the WABCO group either directly, by exploiting an undertaking himself, or indirectly by accepting a position as a collaborator in an undertaking with competing activities. Hereby, it is irrelevant whether or not the competing activity is fair or unfair, and whether or not it is performed for the Business Manager's own account or for the account of a third party.

The non-compete obligation, as set out in this article, shall apply for 12 months from March 1st, 2019, in relation to the following companies: ZF, Knorr-Bremse Group, and Bosch and any of their activities in the European Economic Area ("EEA") countries.

Article 9

The Business Manager must with regards to any person who is at any time of the signature of the present agreement

(1) a collaborator of the Company or the WABCO group or affiliated companies:

- not attempt or participate in an attempt to
- recruit that person (or otherwise employ them as a self-employed service provider, or in any other capacity); or
- incite that person to end his or her professional relationship with the Company or the WABCO group or affiliated companies;

(2) a client, prospective client, supplier or any other party to a contract with the Company or the WABCO group or affiliated companies entice that entity;

- to terminate its relationship with the Company or the WABCO group or affiliated companies; or
- substantially reduce its business with the Company or the WABCO group or affiliated companies, or change the terms and conditions of the business with WABCO in any unfavorable way.

For the application of this article "prospective client" means: persons, companies, or any other entities that the Company or the WABCO group or affiliated companies is negotiating with, or has negotiated with a view to the supply of services or goods to that person, company or other entity, except where the Company or the WABCO group or affiliated companies has decided that it does not wish to supply goods, or services to the person, company or other entity in question.

The limitation imposed above applies during a period of 12 months from March 1st, 2019.

Article 10

After signature of the present settlement agreement, Parties will – apart from the well-defined obligations and entitlements provided in the present agreement – no longer be entitled to exercise any right related to the Business Manager Agreement or to its termination, nor related to any indemnity or arrears.

Parties irrevocably renounce to submit a claim of whatsoever nature that could arise or that have already risen on the basis of the existence, the execution and/or the termination of the Business Manager Agreement.

Both parties irrevocably renounce the possibility to appeal to any mistake in rights or in facts or to any omission with regard to the existence and/or the extent of their rights.

Article 11

Parties explicitly agree to respect at all times article 14 of the Business Manager Agreement in respect to confidentiality. At the signature of the present agreement, the Business Manager undertakes to return all goods and documents that are property of the Company, including but not limited to his company's data, written materials, discs, files, software and/or other documents and/or materials

prepared for the benefit of or received by the Business Manager in execution of or during the performance of the Business Manager Agreement and connected to the business of the Company.

Article 12

If any provision of the present agreement or part of a provision is declared null and void or contrary to a mandatory law in force, the remaining provisions shall not be automatically made null and void and shall consequently retain their validity.

The present agreement supersedes all prior agreements, settlements and/or understandings between Parties with regard to the same subject.

Article 13

The present agreement is governed by Belgian law and any dispute concerning the interpretation, execution and/or termination of the present agreement must be resolved under Belgian law.

The courts of the judicial district of Brussels are exclusively competent.

Established in Brussels on November 26, 2018 in two original copies.

Both parties acknowledging receipt of one original copy duly signed by the other parties.

The Business Manager
Mr. Jorge Solis
(*"read and approved"*)

[*signature**]

For the Company,
Ms. Lisa Brown
Business Manager

[*signature*]

Mr. Mazen Mazraani
Business Manager

[*signature*]

(* Signature of the Business Manager, preceded by the words 'Read and approved' in writing)